B Y E - L A W S

                                       OF

                                 CGA GROUP, LTD.



                                TABLE OF CONTENTS

Bye-Laws                                                                                          Page
                                                                                                  ----
1.  Interpretation................................................................................  1

2.  Board of Directors............................................................................  8

3.  Management of the Company.....................................................................  8

4.  Power to appoint Chief Executive Officer......................................................  9

5.  Power to appoint manager......................................................................  9

6.  Power to authorise specific actions...........................................................  9

7.  Power to appoint attorney.....................................................................  9

8.  Power to delegate to a committee.............................................................. 10

9.  Power to appoint and dismiss employees........................................................ 11

10. Power to borrow and charge property........................................................... 11

11. Exercise of power to redeem or purchase shares of or discontinue the Company.................. 12

12. Election of Directors......................................................................... 12

13. Defects in appointment of Directors........................................................... 14

14. Alternate Directors........................................................................... 15

15. Removal of Directors.......................................................................... 16

16. Vacancies on the Board ....................................................................... 17

17. Notice of meetings of the Board............................................................... 18

18. Quorum at meetings of the Board .............................................................. 18

19. Meetings of the Board ........................................................................ 18

20. Unanimous written resolutions................................................................. 19

21. Contracts and disclosure of Directors' interests.............................................. 19

22. Remuneration of Directors..................................................................... 20

23. Officers of the Company....................................................................... 20

24. Appointment and Removal of Officers........................................................... 21

25. Remuneration of Officers...................................................................... 21

26. Duties of Officers; Exercise of Executive Authority........................................... 21

27. Chairman of meetings.......................................................................... 21

28. Register of Directors and Officers............................................................ 22

29. Obligations of Board to keep minutes.......................................................... 22

30. Indemnification of Directors and Officers of the Company...................................... 22

31. Waiver of claim by Member..................................................................... 23

32. Notice of annual general meeting.............................................................. 24

33. Notice of special general meeting............................................................. 24

34. Accidental omission of notice of general meeting.............................................. 24

35. Meeting called on requisition of Members...................................................... 25

36. Short notice.................................................................................. 25

37. Postponement of meetings...................................................................... 25

38. Quorum for general meeting.................................................................... 25

39. Adjournment of meetings....................................................................... 26

40. Attendance at meetings........................................................................ 26

41. Written resolutions........................................................................... 26

42. Attendance of Directors....................................................................... 28

43. Voting at meetings............................................................................ 28

44. [Intentionally omitted]....................................................................... 29

45. Decision of chairman.......................................................................... 29

46. Voting by poll................................................................................ 29

47. Seniority of joint holders voting............................................................. 30

48. Instrument of proxy........................................................................... 30

49. Representation of corporations or other non-natural Person at meetings........................ 30


50. Rights of shares; Votes of Members; Special Votes of Members Relating to Insurance
    Subsidiary.................................................................................... 31

51. Power to issue shares......................................................................... 33

52. Variation of rights, alteration of share capital and purchase of shares of the Company........ 34

53. Registered holder of shares................................................................... 36

54. Death of a joint holder....................................................................... 36

55. Share certificates............................................................................ 36

56. Calls on shares............................................................................... 37

57. Forfeiture of shares.......................................................................... 37

58. Contents of Register of Members............................................................... 38

59. Inspection of Register of Members............................................................. 38

60. Determination of record dates................................................................. 38

61. Instrument of transfer........................................................................ 39

62. Restriction on transfer....................................................................... 39

63. Transfers by joint holders.................................................................... 40

64. Representative of deceased Member............................................................. 41

65. Registration on death or bankruptcy........................................................... 41

66. Declaration of dividends by the Board......................................................... 42

67. Other distributions........................................................................... 42

68. Reserve fund.................................................................................. 42

69. Deduction of Amounts due to the Company....................................................... 42

70. Issue of bonus shares......................................................................... 42

71. Records of account............................................................................ 43

72. Financial year end............................................................................ 43

73. Financial statements.......................................................................... 44

74. Appointment of Auditor........................................................................ 44

75. Remuneration of Auditor....................................................................... 44


76. Vacation of office of Auditor................................................................. 44

77. Access to books of the Company................................................................ 44

78. Report of the Auditor......................................................................... 45

79. Notices to Members of the Company............................................................. 45

80. Notices to joint Members...................................................................... 45

81. Service and delivery of notice................................................................ 45

82. The seal...................................................................................... 46

83. Manner in which seal is to be affixed......................................................... 46

84. Winding-up/distribution by liquidator......................................................... 46

85. Alteration of Bye-laws........................................................................ 47

Appendices:

Appendix A -  Designations, Number, Voting Powers, Preferences and
              Rights of Series A Cumulative Voting Preference Shares

Appendix B -  Designations, Number, Voting Powers, Preferences and
              Rights of Series B Cumulative Voting Preference Shares

Appendix C -  Designations, Number, Voting Powers and Rights of
              Common Shares


Exhibit:

Exhibit I -   Series A Preferred Stock Subscription Agreement

                                 INTERPRETATION


1. Interpretation

     (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          (a)  "Act" means the Companies Act 1981 as amended from time to time;

          (b) "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and includes each officer, director, trustee or general partner of such Person, and each owner of 10% or more of any class of voting stock or interests of such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed an Affiliate of the Company solely through possession of the right to elect one director;

          (c) "Affiliated Member" means with respect to any other Member a Member who is an Affiliate of such other Member;

          (d) "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

          (e) "Auditor" means the independent representative of the Members appointed to audit the accounts of the Company pursuant to the Act;

          (f) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (g) "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or

               Bermuda are authorised by law or executive order to close;

          (h) "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity;

          (i) "Cause" means, with respect to any Person exercising his powers and discharging his duties as a Director or Officer, as the case may be, (i) a failure of such Person to act honestly and in good faith with a view to the best interests of the Company or (ii) a determination by a majority of the Board that such Person has failed to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

          (j)  "CEO  Director" has the meaning  ascribed to such term in Bye-law
               12;

          (k)  "Chairman" has the meaning ascribed to such term in Bye-law 12;

          (l)  "Closing Date" means June __, 1997;

          (m) "Code" means the United States Internal Revenue Code of 1986, as amended;

          (n) "Commitment Draw" means the purchase of Series B Preference Shares by certain Members pursuant to Section 1.3 of the Investment Unit Subscription Agreement;

          (o)  "Common Shares" has the meaning  ascribed to such term in Bye-law
               50;

          (p) "Company" means the company for which these Bye-laws are approved and confirmed;

          (q) "Controlled Shares" in reference to any Person means all shares of the Company that such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the Code);

          (r) "day" means any calendar day, whether or not such day is a Business Day;

          (s) "Director" means a director of the Company and shall include an Alternate Director;

          (t) "Designating Member(s)" means any Member(s) or class of Members entitled to designate a Director pursuant to the provisions of subparagraphs (2) or (3) of Bye-law 12 and, with respect to the CEO Director, means the Chief Executive Officer of the Company;

          (u) "Eligible Investment Unit Investor" means (i) each of the following Members for so long as such Member, together with its Affiliates, owns (either separately or as part of Investment Units) the lesser of (A) at least 5% of the Common Shares then outstanding or (B) the number of Common Shares acquired by such Member pursuant to the Investment Unit Subscription Agreement:
               Capital Reinsurance Company, Pacific Mutual Life Insurance Company, J.P. Morgan Investment Management, Inc., Third Avenue Trust, Olympus Growth Fund, II L.P., ACE Limited, Lennar CGA Holdings, Inc., Starwood CGA, LLC, CGA Firemark Venture Fund I, LLC, Mutual Discovery Fund, Inc., and Prudential Securities Group Inc. and (ii) any transferee of an Eligible Investment Unit Investor if and for so long as such transferee, or a transferee of such transferee, together with its Affiliates, owns as a result of an acquisition of shares from a single Eligible
               Investment Unit Investor (either separately or as part of Investment Units) at least 5% (or, in the case of a transferee of CGA Firemark Venture Fund I, LP, or a transferee of such transferee, at least 4.6%) of the Common Shares then outstanding; provided that, no group of Affiliated Members shall be deemed to be more than one Eligible Investment Unit Investor, provided further, that, with respect to Affiliated Members which together own (either separately or as part of Investment Units) sufficient Common Shares to qualify as an Eligible Investment Unit Investor,
               (x) if one such Affiliated Member owns (either separately or as part of Investment Units) a larger percentage of Common Shares than the other such Affiliated Members, such Affiliated Member shall be deemed the Eligible Investment Unit Investor and (y) if no such Affiliated Member owns (either separately or as part of Investment Units) a larger percentage of Common Shares than the other such Affiliated Members, the Affiliated Member designated by such Affiliated Members shall be deemed the Eligible Investment Unit Investor;

          (v) "Event of Non-Compliance" means an Event of Non-Compliance as such term is defined in the Series A Preferred Stock Subscription Agreement as in effect on the Closing Date;

          (w) "Independent Director" means a director who is neither an officer of the Company nor an officer, director, employee or Affiliate of any Member;

          (x) "Insurance Subsidiary" means Commercial Guaranty Assurance, Ltd., a Bermuda exempted company with limited liability (and its successors);

          (y) "Investment Unit Directors" shall have the meaning ascribed to such term in Bye-law 12;

          (z) "Investment Unit Subscription Agreement" means the Company's Investment Units Subscription Agreement, dated as of the Closing Date, among the Company and certain Members;

          (aa) "Majority  Controlled  Affiliates" of any specified  Person means
               (A) any other Person (i) who beneficially owns a majority of the Voting Stock of such specified Person or (ii) a majority of whose Voting Stock is beneficially owned by (a) such specified Person or (b) a Person that beneficially owns a majority of such specified Person's Voting Stock or (B) in the case of specified Persons who are natural Persons, any relatives, or structures for the benefit of the relatives, of such specified Person;

          (ab) "Management Director" shall have the meaning ascribed to such term in Bye-law 12;

          (ac) "Maximum Percentage" means, with respect to any Person, ten percent (10%) or, if applicable, such other percentage as the Board shall have previously approved for such Person;

          (ad) "Member" means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

          (ae) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          (af) "Officer" means any person appointed by the Board to hold an office in the Company;

          (ag) "Person" means an individual, a partnership, a joint-stock company, a corporation, a trust or unincorporated organization, a limited liability company or a government or an agency or political subdivision thereof;

          (ah) "Preference Shares" has the meaning ascribed to such term in Bye-law 50;

          (ai) "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation;

          (aj) "Qualified Public Offering" means the completion of an underwritten public offering for Common Shares pursuant to a registration statement under the United States Securities Act of 1933, as amended, resulting in net proceeds to the Company of at least U.S. $50,000,000;

          (ak) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

          (al) "Register of Members" means the Register of Members referred to in these Bye-laws;

          (am) "Resident Representative" means any Person appointed to act as resident representative under the Act and includes any deputy or assistant resident representative;

          (an) "Restricted Subsidiary" means those subsidiaries designated or classified as Restricted Subsidiaries pursuant to Section 7.9 of the Series A Preferred Stock Subscription Agreement;

          (ao) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

          (ap) "Series A Preference Shares" has the meaning ascribed to such term in Appendix A hereto;

          (aq) "Series A Preferred Directors" has the meaning ascribed to such term in Bye-law 12;

          (ar) "Series A Preferred Stock Subscription Agreement" means that certain Series A Preferred Stock Subscription Agreement, attached hereto (without the attached schedules or annexes (other than Annex VII)) as Exhibit I;

          (as) "Series B Preference Shares" has the meaning ascribed to such term in Appendix B hereto;

          (at) "Shareholders Agreement" means that certain Shareholders Agreement, dated as of the Closing Date, among the Company and certain Members, as such agreement may be amended, supplemented, restated or otherwise modified from time to time;

          (au) "Shidler" means Jay H. Shidler and his Majority Controlled Affiliates (except with respect to the use of this term in Bye-law 12, where "Shidler" shall mean Jay H. Shidler and his Majority Controlled Affiliates other than his relatives or any trust, corporation or other entity for the benefit of his relatives);

          (av) "Shidler Director" has the meaning ascribed to such term in Bye-law 12;

          (aw) "Specified Holders" means the holders of the shares of the Company as of the Closing Date and their Majority Controlled Affiliates;

          (ax) "Sponsoring Investors" means the Specified Holders who acquired shares of the Company pursuant to the Founders' Common Stock Subscription Agreement, among the Company and certain Members, and the Transferees of such Specified Holders;

          (ay) "Transferee" shall have the meaning ascribed to such term in Schedule - Form D hereto;

          (az) "United   States"  means  the  United  States  of  America,   its
               territories, possessions and areas subject to its jurisdiction;

          (ba) "U.S. Person" means an individual who is a citizen or resident of the United States, a company, corporation or partnership created or organized under the laws of the United States or any state thereof, an estate, the income of which, from non-United States sources and not effectively connected with the conduct of a trade or business in the United States, is includable in gross income for United States federal income tax purposes, or a trust, if (i) a court within the United States may exercise primary supervision of the trust, and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust; and

          (bb) "Voting Stock" of any Person means all classes of Capital Stock of such Person then outstanding and entitled to vote in the election of directors of such Person, or Persons performing similar functions.

     (2) In these Bye-laws,  where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b)  words denoting the masculine gender include the feminine gender;

          (c)  the word:

               (i)  "may" shall be construed as permissive;

               (ii) "shall" shall be construed as imperative; and

          (d) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

     (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

     (5) Appendices A, B and C are each a part of these Bye-laws and all references to these Bye-laws shall include such Appendices and, where conflicts exist between the terms of any such Appendix and these Bye-laws (not including the Appendices), the terms of such Appendix shall prevail.

     (6) The Exhibit to these Bye-laws is not to be construed as part of these Bye-laws.

     (7) All references herein to "$", "US$", "dollar" or "cash" are to United States dollars in immediately available funds.

                               BOARD OF DIRECTORS

2. Board of Directors

     The business of the Company shall be managed and conducted by the Board.

3. Management of the Company

     (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting, subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4. Power to appoint Chief Executive Officer

     The Board shall appoint a natural person to the office of Chief Executive Officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company, PROVIDED THAT, prior to a Qualified Public Offering, such person shall be a Member while such person serves as Chief Executive Officer.

5. Power to appoint manager

     The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6. Power to authorise specific actions

     The Board may from time to time and at any time authorise any non-United States Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company. The Board may revoke any authorisation at any time.

7. Power to appoint attorney

     The Board may from time to time and at any time by power of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company. The Board may revoke any power of attorney at any time.

8. Power to delegate to a committee

     (1) The Board may delegate any of its powers to one or more committees appointed by the Board, which committee(s) shall consist only of Directors, unless otherwise set forth in these Bye-laws, and every such committee shall conform to such directions as the Board shall impose on them. No committee appointed by the Board shall consist entirely of non-directors.

     (2) The following committees shall be established by the Board:

          (a) A Compensation Committee consisting of at least five (5) members. None of the members of the Compensation Committee shall be officers or employees of the Company.

          (b) An Audit Committee consisting of at least five (5) members.

          (c)  An  Underwriting  Committee  consisting  of at  least  seven  (7)
     members.

          (d) An Investment Committee consisting of at least five (5) members.

     (3) The Board shall, by resolution adopted by the affirmative vote of a majority of the Board, in accordance with these Bye-laws, elect and designate the members of any committees established by the Board. Any member of any committee may be removed from such committee either with or without cause, at any time, by resolutions adopted by the affirmative vote of a majority of the Board at any meeting thereof.

     (4) Meetings of each committee shall be held upon call of the chairperson of such committee or of two members of such committee. Meetings of each committee may also be held at such other times as such committee may determine. Meetings of a committee shall be held at such places (outside the United States) and upon such notice as such committee may determine or as may be specified in the calls of such meetings. Any such chairperson, if present, or such member or members of each committee as may be designated by the Board, shall preside at meetings thereof or, in the event of the absence or disability of any such chairperson or failing such designation, the committee shall select from among its members present a presiding committee member as chairperson.

     (5) At each meeting of any committee there shall be present to constitute a quorum for the transaction of business at least a majority of the members of such committee. Any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.

     (6) Each of the committees shall keep minutes of its meetings, which shall be reported to the Board at its regular meetings, and if called for by the Board, at any special meeting.

9. Power to appoint and dismiss employees

     The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10. Power to borrow and charge property

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11. Exercise of power to redeem or purchase shares of or discontinue the Company

     (1) The Board may exercise all the powers of the Company to redeem or purchase all or any part of its own shares pursuant to Section 42 and Section 42A of the Act and these Bye-laws. No vote of the Members shall be required in this regard.

     (2) The Board may exercise all the powers of the Company to discontinue the Company under the Act and to continue the Company in a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12. Election of Directors

     (1) The Board shall consist of at least eleven Directors or such number in excess thereof as may be necessary to comply with the other provisions of this Bye-law 12 or, after a Qualified Public Offering, such number as the Members may from time to time determine, who shall be elected or appointed at the annual general meeting, at any special general meeting called for the purpose or in accordance with these Bye-laws, in particular this Bye-law 12, and who shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated, and any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

     (2) Notwithstanding the provisions of subparagraph (1) of this Bye-law and except as otherwise provided in this Bye-law, at any time the Board shall consist of: one Director (the "Shidler Director") designated by Shidler, for so long as

Shidler is a Member and holds at least 2.5% of the issued and outstanding Common Shares or, if Shidler no longer holds such shares, designated by a majority of the Common Shares held by Sponsoring Investors voting as a class; one Director (the "CEO Director") who is the Chief Executive Officer of the Company (provided, that such Director shall no longer be a Director immediately after he or she ceases to be a Member or ceases to serve as the Chief Executive Officer); a number of Directors (the "Investment Unit Directors") equal to the greater of eight and the number of Eligible Investment Unit Investors existing at such time, designated as follows: each Eligible Investment Unit Investor shall appoint one Director and, if the number of Eligible Investment Unit Investors is at any time less than eight, such number of Directors as is necessary to increase the total number of Investment Unit Directors to eight shall be designated by a majority of the holders of the Common Shares other than (i) the Sponsoring Investors and (ii) the Eligible Investment Unit Investors other than ACE Limited (as long as ACE Limited is not a U.S. Person), PROVIDED THAT, if necessary, the voting power of any U.S. Person which is a holder of Common Shares eligible to vote to designate such additional Investment Unit Directors shall be diluted such that such U.S. Person cannot in effect designate more than one Director; one Director (the "Management Director") designated by a majority of the Common Shares held by Sponsoring Investors voting as a class other than Common Shares held by the Chief Executive Officer and Shidler and any Persons treated as "related" to either of such Persons under the attribution rules set forth in Section 958 of the Code.

         (3) Notwithstanding subparagraphs (1) and (2) of this Bye-law, upon the occurrence of an Event of Non-Compliance (unless at such time another Event of Non-Compliance has occurred previously and is continuing), the Board shall be increased by two additional Directors (the "Series A Preferred Directors") and each such additional Director shall be designated exclusively by the holders of at least a majority of the Series A Preference Shares voting separately as a class, provided that such increases in the size of the Board shall be effective, and each such Director so designated shall be a Director, only until such time as no Event of Non-Compliance is continuing and, upon all Events of Non-Compliance ceasing to continue, each such additional Director shall automatically vacate and be deemed to have resigned from the office of Director and shall no longer be a Director. There shall never be more than two (2) Series A Preferred Directors. The rights of the holders of Series A Preference Shares shall exist even if such rights shall cause the holders of the Series A Preference Share to exceed the percentage limitation that no Person shall hold 10% or more of the combined voting power of the capital stock of the Company.

     (4) The rights and obligations provided by subparagraph (2) of this Bye-law shall terminate upon a Qualified Public Offering for all members, except that
(a) Shidler, if and for so long as he continues to hold, on a fully diluted basis, at least 5% of the Common Shares outstanding following a Qualified Public Offering and (b) any Eligible Investment Unit Investor that continues to hold, on a fully diluted basis, at least 5% of the Common Shares outstanding following a Qualified Public Offering will retain the right to designate one Director (notwithstanding any other provision of these Bye-laws to the contrary, Shidler or any such Eligible Investment Unit Investor that so designates a Director shall not be entitled to participate with the other Members in voting for other Directors to the extent that such participation would result in Shidler or such Eligible Investment Unit Investor holding the Maximum Percentage in terms of voting power of the Controlled Shares).

13. Defects in appointment of Directors

     All acts done bona fide at any meeting of the Board or by a committee of the Board duly authorised to take such action or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14. Alternate Directors

     (1) (a) Prior to a Qualified Public Offering, any Designating Member(s) may designate a Person to act as an Alternate Director in the alternative to the Director designated by such Designating Member(s). After a Qualified Public Offering, any general meeting of the Company may elect a person or persons to act as an Alternate Director in the alternative to any one or more of the Directors of the Company or may authorise the Board to appoint such Alternate Directors; PROVIDED THAT only the holders of a majority of the Series A Preference Shares may designate Alternate Directors for the Series A Preferred Directors.

     (b) Unless the Designating Member(s) otherwise indicate objection thereto by notice in writing deposited with the Secretary or the Members otherwise resolve, as the case may be, any Director may appoint a person or persons to act as an Alternate Director in the alternative to himself or herself by notice in writing deposited with the Secretary.

     (c) Any person so appointed as an Alternate Director shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

     (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

     (3) An Alternate Director shall cease to be such if (x) the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Designating Member(s), the Members or the Board, as the case may be, in accordance with subparagraph 1(a) of this Bye-law, as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws or (y) such Alternate Director is removed by the Designating Member(s), the Members, the Board or the Director, as the case may be, which appointed such Alternate Director.

15. Removal of Directors

     (1) The  Designating  Member(s)  may remove the  Director  appointed  by it
(them) pursuant to Bye-law 12, with or without Cause, and the Board may remove any Director, for Cause only, at any time without notice or a special general meeting and a vacancy on the Board created by the removal of a Director under the provisions of this subparagraph may be filled by such Designating Member(s) in accordance with Bye-law 12, PROVIDED THAT the rights and obligations provided by this subparagraph, other than with respect to a Series A Preferred Director designated pursuant to subparagraph (3) of Bye-law 12, shall terminate upon a Qualified Public Offering.

     (2) Following a Qualified Public Offering, other than with respect to a Series A Preferred Director designated pursuant to subparagraph (3) of Bye-law 12, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, with or without Cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (3) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (2) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.


16. Vacancies on the Board

     (1) The Designating Member(s) shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring with respect to the Director such Designating Member(s) is (are) entitled to designate and to appoint an Alternate Director to such Director so appointed, PROVIDED THAT the rights and obligations provided by this subparagraph, other than with respect to a Series A Preferred Director designated pursuant to subparagraph (3) of Bye-law 12, of this Bye-law shall terminate upon a Qualified Public Offering.

     (2) Following a Qualified Public Offering, the Board shall have the power, other than with respect to a Series A Preferred Director designated pursuant to subparagraph (3) of Bye-law 12, from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board, unless filled by the Members pursuant to subparagraph (3) of Bye-law 15, and to appoint an Alternate Director to any Director so appointed.

     (3) The Board may act notwithstanding any vacancy in its number but, if and for so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of:

          (a)  summoning a general meeting of the Company; or

          (b)  preserving the assets of the Company.

     (4) The office of Director shall be vacated by a Director if such Director:

          (a)  is  removed  from  office   pursuant  to  these  Bye-laws  or  is
               prohibited from being a Director by law;

          (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes of unsound mind or dies;

          (d)  resigns his or her office by notice in writing to the Company.


17. Notice of meetings of the Board

         (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board
 .
         (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given, not less than five (5) Business Days prior to such meeting, to such Director verbally in person or by telephone or otherwise communicated (provided that a written confirmation thereof is delivered to such Director prior to the meeting date) or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form reasonably expected to be received at least five Business Days prior to such meeting at such Director's last known address or any other address given by such Director to the Company for this purpose.

18. Quorum at meetings of the Board

     The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the number of Directors constituting the Board.

19. Meetings of the Board

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, except that Directors may not participate in any meeting of the Board while present in the United States.

     (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail; PROVIDED THAT no resolution passed at a meeting of the Board shall be the act of the Board unless a majority of the Directors voting on such resolution are Investment Unit Directors; PROVIDED THAT the rights and obligations provided by the foregoing proviso of this Bye-law shall (i) not be in effect during an Event of Non-Compliance and (ii) terminate upon a Qualified Public Offering.

20. Unanimous written resolutions

     A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution; PROVIDED THAT at such time no Director has revoked his signature; AND FURTHER PROVIDED THAT no such resolution shall be valid unless the last signature of a Director is affixed outside the United States. Such resolution shall be deemed to be adopted, as an act of the Board, at the place where, and at the time when, the last signature of a Director is affixed thereto.

21. Contracts and disclosure of Directors' interests

     (1) Any Director, any Director's firm, or partner or any company or other Person with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm or partner or such company or other Person shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm or partner or such company or other Person to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22. Remuneration of Directors

         No Directors, other than Independent Directors, shall receive any remuneration for their services as Directors. The remuneration (if any) of Independent Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors shall also be paid all reasonable (such reasonableness to be determined by the Board) travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

23. Officers of the Company

     The Officers of the Company shall consist of a Chairman, a Deputy Chairman, a Chief Executive Officer, a Secretary and such additional Officers as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24. Appointment and Removal of Officers

     (1) The Board shall, as soon as possible after each annual general meeting, appoint a Chairman and a Deputy Chairman; provided that the initial Chairman shall be the Shidler Director who shall serve as Chairman at least one year after his appointment as Chairman unless he is removed for Cause or he resigns such office prior thereto

     (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

     (3) Notwithstanding anything to the contrary contained herein, the Board may suspend or remove any Officer with or without Cause at any time.

25. Remuneration of Officers

     The Officers shall receive such remuneration as the Board may from time to time determine in accordance with their employment contracts, if any, or otherwise.

26. Duties of Officers; Exercise of Executive Authority

     (1) The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time or as may otherwise be provided to them in these Bye-laws.

     (2) No Officer and no Person appointed to any position or granted any authority in accordance with Bye-law 4, 5, 6 or 7 shall have authority to conduct any business of the Company in the United States, including, without limitation, entering into any contracts or compromising or settling any claim against the Company.

27. Chairman of meetings

     The Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his or her absence the Deputy Chairman, if present, shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28. Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

29. Obligations of Board to keep minutes

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

30. Indemnification of Directors and Officers of the Company

     The Directors, Alternate Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said Persons.

31. Waiver of claim by Member

     To the extent permitted by applicable law, each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director, Alternate Director or Officer on account of any action taken by such Director, Alternate Director or Officer on or after the Closing Date, or the failure of such Director, Alternate Director or Officer to take any action on or after the Closing Date, in such Person's capacity as Director, Alternate Director or Officer, PROVIDED THAT such waiver shall not extend to any matter in respect of any gross negligence, willful misconduct, fraud or dishonesty which may attach to such Director, Alternate Director or Officer.

                                    MEETINGS

32. Notice of annual general meeting

     The annual general meeting of the Company shall be held in each year at such time and place outside the United States as the Chairman or any two Directors or any Director and the Secretary or the Board shall determine. Written notice of such meeting stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat and, as far as practicable, the other business to be conducted at the meeting shall be given to each Person that is a Member as of the record date not less than 10 nor more than 60 days before the date of such meeting.

33. Notice of special general meeting

     The Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary. Written notice of such meeting stating the date, time, place (which shall not be a place in the United States) and the general nature of the business to be considered at the meeting shall be given to each Person that is a Member as of the record date not less than 10 nor more than 60 days before the date of such meeting.

34. Accidental omission of notice of general meeting

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

35. Meeting called on requisition of Members

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

36. Short notice

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares having a right to attend and vote thereat in the case of a special general meeting.

37. Postponement of meetings

     The Secretary, at the direction of the Person or Persons calling the Meeting, may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38. Quorum for general meeting

     At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares in the Company entitled to vote at the meeting shall form a quorum for the transaction of business, PROVIDED THAT if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine and as to which the Secretary shall give notice in compliance with these Bye-laws.

39. Adjournment of meetings

     The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless, at the time of the adjournment, the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40. Attendance at meetings

     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting except that no

Member may participate by such means of communication where such Member is present at the time of the meeting in the United States.

41. Written resolutions

     (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation or another non-natural Person, whether or not a company within the meaning of the Act, on behalf of, all of the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation or another non-natural Person, whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation or another non-natural Person, whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be; PROVIDED THAT no such resolution shall be valid unless the last signature of a Member is affixed outside the United States. Any reference in any Bye-law to a meeting at which a resolution is passed or to

Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6) This Bye-law shall not apply to:

          (a)  a resolution passed pursuant to Section 89(5) of the Act; or

          (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.


42. Attendance of Directors

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43. Voting at meetings

     (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting duly called and convened shall be decided by the affirmative votes of a majority of the votes cast after giving effect to any reduction in voting power required under Bye-law 50 in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail; PROVIDED THAT, any of the following shall require the affirmative votes of not less than two-thirds (2/3) of the votes of the Members entitled to vote at a general meeting after giving effect to any reduction in voting power required under Bye-law 50 in accordance with the provisions of these Bye-laws: (i) any material change or changes in the Company's business; (ii) any amendment of the Memorandum of Association; (iii) any voluntary liquidation, dissolution or winding up of the Company or similar procedures affecting the Company; (iv) the authorisation of a new class or classes of share capital of the Company; (v) any increase in the number of authorised shares of the Company; (vi) the merger or amalgamation of the Company into or with another company or corporation, the merger or amalgamation of any other company or corporation into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company; or (vii) the acquisition of 50% or more of the issued and outstanding shares of the Company's Common Shares by one or more purchasers acting in concert in a single transaction or in a series of related transactions, including, without limitation, acquisitions occasioned by a purchase or exchange.

     (2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44. [Intentionally omitted]

45. Decision of chairman

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46. Voting by poll

     At any general meeting of the Company, a resolution put to the vote of the meeting shall be voted upon by a poll and, subject to any rights or restrictions at such time being lawfully attached to any class of shares, every Person present at such meeting shall have one vote for each share of which such Person is the holder or for which such Person holds a proxy (subject to Bye-law 50(2)) and such vote shall be counted in the manner set out below in this Bye-law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for that purpose and the result of the poll shall be declared by the chairman.

47. Seniority of joint holders voting

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48. Instrument of proxy

     The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

49. Representation of corporations or other non-natural Person at meetings

     A corporation or other non-natural Person which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the

Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation or other non-natural Person which such person represents as that corporation or other non-natural Person could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation or other non-natural Person which is a Member.

                            SHARE CAPITAL AND SHARES

50. Rights of shares; Votes of Members; Special Votes of Members Relating to Insurance Subsidiary

     (1) Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of two classes, Preference Shares ("Preference Shares") and Common Shares ("Common Shares"). Preference Shares shall be divided into two series, Series A Preference Shares and Series B Preference Shares. Holders of Preference Shares and Common Shares shall, subject to the provisions of these Bye-laws:

          (a) be entitled to such dividends as the Board may from time to time declare;

          (b) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (c) generally be entitled to enjoy all of the rights attaching to shares.

     In addition to the above described rights and subject to the below described limitations, the holders of the Preference

Shares and Common Shares shall have the rights described in the relevant Appendix A, Appendix B and Appendix C hereto.

     (2) At any meeting of Members (or in connection with any written resolution in lieu of such a meeting), each Member holding shares of the Company, in the case of a meeting, present in person or by proxy, shall be entitled to such number of votes as otherwise indicated in these Bye-laws with respect to such shares, on a non-cumulative basis, for each such share registered in such Member's name in the Register of Members, provided that if and for so long as the votes conferred by the Controlled Shares of any Person shall equal or exceed the Maximum Percentage applicable to such Person of the votes conferred by all of the issued and outstanding shares of the Company, each share comprised in such Controlled Shares shall confer only a fraction of a vote, including, without limitation, at any election of Directors, according to the following formula:

         (T x Maximum Percentage) - 1
         ----------------------------
                      C

     Where:

          "T" is the aggregate number of votes conferred by all of the issued and outstanding shares of the Company, and

          "C" is the number of votes conferred by the Controlled Shares of such Person.

     (3) If, as a result of giving effect to the foregoing provisions of this Bye-law 50 or otherwise, the votes conferred by the Controlled Shares of a Person would otherwise represent an amount equal to or greater than the Maximum Percentage applicable to such Person, the votes conferred by the Controlled Shares of such Person shall be reduced in accordance with the foregoing provisions of this Bye-law 50. Such process shall be repeated until the votes conferred by the Controlled Shares of each Person represent less than the Maximum Percentage applicable to such Person. The limitations described in this subparagraph shall not apply to the designation of Directors by certain Members or classes of Members pursuant to subparagraphs (2) and (3) of Bye-law 12, subparagraph (1) of Bye-law 15 and subparagraph (1) of Bye-law 16.

     (4) Notwithstanding any other provisions of these Bye-laws to the contrary, with respect to any matter required to be submitted to a vote of the members of the Insurance Subsidiary, the Company shall be required to submit a proposal relating to such matters to the Members who shall vote at a meeting in accordance with these Bye-laws and shall vote all the shares of the Insurance Subsidiary held by the Company in accordance with and proportional to such vote of the Members; PROVIDED THAT the Board shall not be required to submit such a proposal contemplated by this Bye-law 50(4) to the Members at such time as the Insurance Subsidiary shall no longer be a subsidiary of the Company.

51. Power to issue shares

     (1) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, including, without limitation, the rights of preemption contained in the Shareholders Agreement, the Board shall have power to issue any unissued and authorised shares of the Company on such terms and conditions as it may determine and any such shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe; PROVIDED THAT the Board shall have used its best efforts to assure that upon consummation of any such issuance or determination no Person shall hold the Maximum Percentage applicable to such Person in terms of voting power of the Controlled Shares.

     (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A and 39B of the Act.

     (4) Subject to the rights of the holders of any existing classes of shares, the Company may from time to time do any one or more of the following things:

          (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

          (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

          (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

          (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.


52. Variation of rights, alteration of share capital and purchase of shares of the Company

     (1) Subject to the provisions of Sections 42 and 43 of the Act and the terms of the Preference Shares, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

     (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied, subject to the terms of such shares and, in the case of the Preference Shares, the Appendices hereto, with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47
(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act, subject to the terms of such shares and, in the case of the Preference Shares, the Appendices hereto. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (4) The Company may from time to time redeem or purchase its own shares in accordance with Bye-law 11 or otherwise and the provisions of Sections 42 and 42A of the Act; PROVIDED THAT, except in the case of a redemption or purchase of Series

A Preference Shares during an Event of Non-Compliance, the Company shall have used its best efforts to ensure that upon consummation of any such redemption or purchase no Person shall hold the Maximum Percentage applicable to such Person in terms of voting power of the Controlled Shares.

53. Registered holder of shares

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such Person and to such address as the holder or joint holders may in writing direct. If two or more Persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

54. Death of a joint holder

     Where two or more Persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55. Share certificates

     (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

     (3) If any such certificate issued to a Member shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity from such Member for the lost certificate if it sees fit.

56. Calls on shares

     (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

57. Forfeiture of shares

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

58. Contents of Register of Members

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

59. Inspection of Register of Members

     The Register of Members shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

60. Determination of record dates

     Notwithstanding any other provision of these Bye-laws the Board may fix any date (except that if such date is with respect to the payment of dividends as provided in Appendices A and B, such date shall always be on the first day of the month during which such payment is scheduled to be made) as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.


                               TRANSFER OF SHARES

61. Instrument of transfer

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.


62. Restriction on transfer

     (1) The Board shall refuse to register a transfer unless (x) all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained and (y) the Board or its transfer agent determines that such transfer would not cause the transferee or any U.S. Person to become a "United States Shareholder" of the Company or the Insurance Subsidiary, as such term is defined under Section 951(b) of the Code, as amended; PROVIDED FURTHER, that a request to transfer shall not be unreasonably refused. A refusal shall not be deemed unreasonable based upon the failure of the Board to receive evidence of satisfaction of condition (x) or (y) above. The Board may reasonably require the transferor to show that such transferor has complied with the terms regarding transfers in the Shareholders' Agreement to make the transfer, to the extent such terms are applicable to such transfer. If a transferor is not negligent in providing information to the Board or its agent in response to a request for such information in connection with a transfer, the Company shall indemnify and hold harmless such transferor in respect of any and all liabilities to the Company, its affiliates, holders of Capital Stock of the Company and their respective affiliates in connection with such transfer causing the transferee or any U.S. Person to become a United States Shareholder.

     (2) If the Board refuses to register a transfer of any share the Secretary shall, as soon as practicable but in no event later than five days after the date on which the transfer request was lodged with the Company or its agent, send to the transferor and transferee notice of the refusal or acceptance.

     (3) Unless a transferor or transferee knowingly provides incorrect information to the Board or its agent in connection with a proposed transfer, such transferor or transferee shall have no liability to the Company, its affiliates, other holders of Capital Stock of the Company and their respective affiliates in connection with such transfer.

63. Transfers by joint holders

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

64. Representative of deceased Member

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

65. Registration on death or bankruptcy

     Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

66. Declaration of dividends by the Board

     The Board may, subject to these Bye-laws, including, without limitation, the terms of the Preference Shares, and in accordance with Section 54 of the Act and any restrictions contained in Bye-law 51, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

67. Other distributions

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

68. Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special purpose.

69. Deduction of Amounts due to the Company

     The Board may deduct from the dividends or distributions payable to any Member all monies due, if uncontested, from such Member to the Company on account of calls.

                                 CAPITALIZATION

70. Issue of bonus shares

     (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

71. Records of account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company in accordance with the requirements of the Act and Section 4 of the Shareholders Agreement, and, in particular, without limitation, with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72. Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73. Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

74. Appointment of Auditor

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75. Remuneration of Auditor

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

76. Vacation of office of Auditor

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

77. Access to books of the Company

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

78. Report of the Auditor

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with United States generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

                                     NOTICES

79. Notices to Members of the Company

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

80. Notices to joint Members

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

81. Service and delivery of notice

     Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method, as the case may be.

                               SEAL OF THE COMPANY

82. The seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda, other than in the United States of America.

83. Manner in which seal is to be affixed

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

84. Winding-up/distribution by liquidator

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members and subject to the rights of the holders of the Preference Shares, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of

Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

85. Alteration of Bye-laws

     Notwithstanding anything to the contrary contained herein and except as otherwise provided in the Appendices, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the holders of a majority of each of the Series A Preference Shares, the Series B Preference Shares, and the Common Shares.

                                     ******
                                       ***
                                        *

                         SCHEDULE - FORM A (Bye-law 48)


                                    P R O X Y


I/We

of

the holder(s)of ________________________share(s)in the
above-named company hereby appoint_____________________________ or failing him/her____________________________ or failing him/her_______________________________  as my/our  proxy to
vote on my/our behalf at the general meeting of the Company to
be held on the             day of               , 19    , and
at any adjournment thereof.

Dated this            day of                  , 19

*GIVEN under the seal of the Company
*Signed by the above-named

---------------------------------

---------------------------------
Witness

*Delete as applicable.

SCHEDULE - FORM B (Bye-law 57)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have  failed to pay the call of [amount  of call] made on the ......  day of
 ........,  19.. last, in respect of the [number]  share(s)  [numbers in figures]
standing in your name in the Register of Members of the  Company,  on the ......
day of ........., 19.. last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest  thereon at the  rate of  ..........  per  annum  computed  from  the  said  .......  day of
 .........,  19... last, on or before the ....... day of ........., 19... next at the place of business of the Company the share(s) will be liable to be forfeited.

         Dated this ....... day of .............., 19...

         [Signature of Secretary]
         By order of the  Board

                         SCHEDULE - FORM C (Bye-law 61)

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ...................................................[amount]
 ..................................................................[transferor]
hereby sells, assigns and transfers unto..........................[transferee]
of...................................................................[address]
 ..................................................[number and type of  shares]
shares of....................................................[name of Company]

Dated .......................

                                              ...........................
                                                       (Transferor)

In the presence of:


 .............................
         (Witness)


                                              ...........................
                                                       (Transferee)

In the presence of:


 .............................
         (Witness)

                         SCHEDULE - FORM D (Bye-law 65)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
OF A MEMBER


I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number and type] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

         WITNESS our hands this ........ day of ..........., 19...

         Signed by the above-named  )
         [person or persons entitled]       )
         in the presence of:                )


         Signed by the above-named  )
         [transferee]                       )
         in the presence of:                )